UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2023

WORKDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6110 Stoneridge Mall Road
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2023, the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) appointed Zane Rowe as Chief Financial Officer of Workday, effective June 12, 2023 (the “Transition Date”). Barbara Larson, Workday’s current Chief Financial Officer, will step down from that role effective June 12, 2023, and continue as an Executive Vice President of Workday through November 1, 2023, and then serve as a consultant to Workday through July 8, 2024.

Mr. Rowe, 52, served as VMware’s Chief Financial Officer and Executive Vice President from March 2016 to June 2023. Mr. Rowe also served as VMware’s interim Chief Executive Officer from February 2021 through May 2021. Prior to VMware, he served as Executive Vice President and Chief Financial Officer of EMC Corporation, a data storage and management company, from October 2014 until February 2016. Prior to that, Mr. Rowe led North America sales for Apple, Inc. and began his executive career in the airline industry. Mr. Rowe currently serves on the board of directors of Sabre Corporation. Mr. Rowe received a bachelor’s degree from Embry-Riddle Aeronautical University and a master’s degree in business administration from San Diego State University.

Rowe Offer Letter

In connection with his appointment as Chief Financial Officer, pursuant to the terms of an offer letter dated May 23, 2023, between Mr. Rowe and Workday (the “Offer Letter”), Mr. Rowe will receive an annual base salary of $700,000, a one-time signing bonus of $2,000,000 payable in two installments and subject to repayment if Mr. Rowe is terminated by Workday for Cause (as defined in Workday’s Change in Control Policy) or resigns his employment without Good Reason (as defined in Workday’s Change in Control Policy) within a year of his start date, and will be eligible to participate in the Workday cash incentive plan with a 50% target bonus. Pursuant to the Offer Letter, in accordance with Workday’s standard grant practices, Mr. Rowe will be granted an equity award consisting of restricted stock units with a grant date value of $18,000,000 (the “RSU Award”) and an additional equity award consisting of restricted stock units with a grant date value of $18,000,000 (the “Sign-On Award”). The RSU Award will be subject to a vesting term of four years with one-fourth of the total shares subject to the RSU Award vesting on the first anniversary of the vesting start date (the “Vesting Start Date”) and the balance of the award vesting in equal quarterly installments over the following three years. The Sign-On Award will be subject to a vesting term of two years with one-eighth of the total shares subject to the Sign-On Award vesting three months from the Vesting Start Date and the balance of the award vesting in equal quarterly installments thereafter. Vesting is subject to Mr. Rowe’s continuous service with Workday.

Mr. Rowe will participate in Workday’s Change in Control Policy. In addition, the Offer Letter provides that if at any time during the next four years Mr. Rowe’s then outstanding equity awards are not assumed, continued, or substituted in connection with a Change in Control (as defined in Workday’s 2022 Equity Incentive Plan), then he will be entitled to receive accelerated vesting of all such outstanding equity awards immediately prior to the Change in Control.

If Mr. Rowe’s employment is terminated without Cause within two years following the Transition Date, other than in connection with a Change in Control, and Mr. Rowe delivers a general release of claims in favor of Workday, he will be entitled to receive: (i) 12 months of his base salary; (ii) a cash incentive plan payout equal to 50% of his base salary; and (iii) accelerated vesting of such number of shares subject to any then outstanding equity awards that would have vested in the 12 months following such termination.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed hereto as Exhibit 10.1.

There are no arrangements or understandings between Mr. Rowe and any other persons pursuant to which he was selected as an officer, he has no family relationships with any of the Workday’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Rowe is expected to enter into Workday’s standard form of indemnity agreement filed as Exhibit 10.1 to Workday’s Registration Statement on Form S-1 (File No. 333-183640) filed with the SEC on August 30, 2012.

Larson Transition Agreement

Workday has entered into a Separation and Transition Services Agreement (the “Transition Agreement”) with Ms. Larson, dated May 24, 2023 (the “Agreement Date”) setting forth the terms of Ms. Larson’s transition arrangements. Ms. Larson will continue to serve as an employee of Workday from the Agreement Date through November 1, 2023 (the “Transition Period”). Ms. Larson’s employment with Workday will terminate on the final day of the Transition Period, unless terminated on an earlier date (such date, the “Separation Date”). The Transition Period may be terminated earlier by Workday for Cause, as defined in the Transition Agreement, or due to Ms. Larson’s breach of the Transition Agreement, or by Ms. Larson for any reason upon ten days’ written notice. During the Transition Period, Ms. Larson’s cash compensation will be comprised of her current base salary and she will remain eligible to receive a cash bonus with respect to the first half of fiscal 2024 with the individual performance component deemed to be achieved at 100%, pursuant to the terms and conditions of the Workday cash bonus plan. During the Transition Period, previously granted equity awards will continue to vest in accordance with their terms, other than a restricted stock award for 51,258 shares granted in 2023 that Ms. Larson has agreed to forfeit as of the Agreement Date. The Transition Agreement provides for a customary release of claims by Ms. Larson and reaffirmation of her obligations under an employee inventions and proprietary rights assignment agreement.

Ms. Larson is expected to continue to provide services to Workday as a consultant through July 8, 2024 (the “Consulting Period”), pursuant to the terms of a consulting agreement between Workday and Ms. Larson, dated May 24, 2023 (the “Consulting Agreement”), subject to delivery by Ms. Larson of a second release of claims. In consideration for Ms. Larson’s services as a consultant, Ms. Larson’s then outstanding previously granted equity awards will continue to vest in accordance with their terms during the Consulting Period. Workday may terminate the Consulting Period for Cause (as defined in the Transition Agreement) or due to Ms. Larson’s breach of the Consulting Agreement, and the Consulting Period will terminate automatically in the event Ms. Larson commences any Conflicting Work (as defined in the Consulting Agreement). Ms. Larson may terminate the Consulting Period for any reason upon ten days’ written notice.

The foregoing descriptions of the Transition Agreement and the Consulting Agreement are qualified in their entirety by reference to the text of the Transition Agreement and the Consulting Agreement, which are filed hereto as Exhibit 10.2.

Item 7.01 – Regulation FD Disclosure

A copy of the press release announcing Mr. Rowe’s appointment is attached hereto as Exhibit 99.1. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter between Zane Rowe and Workday, Inc. dated May 23, 2023
10.2	Separation and Transition Services Agreement between Barbara Larson and Workday, Inc. dated May 24, 2023
99.1	Press release dated May 25, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 25, 2023

Workday, Inc.
/s/ Richard H. Sauer
Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary